Exhibit 10.57

PICARD MEDICAL, INC.

CONVERTIBLE NOTE PURCHASE AGREEMENT

INSTRUCTIONS FOR PURCHASE

1.	Please sign and return the Purchase Agreement and return to a representative of Picard Medical, Inc.

Via mail:	4 Palo Alto Sq., Suite 200, Palo Alto, CA 94025

Via Email:	fang@syncardia.com

Please make purchase price payable as set forth below either by check or by wire transfer of immediately available funds.

International Wire/ACH Instructions:

To:
For the Benefit of:	Picard Medical, Inc.
Account #:
SWIFT Code:
Address:

U.S. Domestic Wires

To:
For the Benefit of:	Picard Medical, Inc.
Account #:
Routing Numbers:
Address:

Paying by CHECK:

Checks should be made out to Picard Medical, Inc.

IMPORTANT NOTICES

THESE INVESTMENT DOCUMENTS, WHICH INCLUDE THE CONVERTIBLE NOTE PURCHASE AGREEMENT AND ACCREDITED INVESTOR QUESTIONNAIRE, AND THE EXHIBITS ATTACHED HERETO, HAVE BEEN PREPARED SOLELY FOR, AND ARE BEING DELIVERED ON A CONFIDENTIAL BASIS TO, PROSPECTIVE INVESTORS CONSIDERING THE PURCHASE OF UNSECURED CONVERTIBLE NOTES (THE “NOTES”) IN PICARD MEDICAL, INC., A DELAWARE CORPORATION (THE “COMPANY”). ANY REPRODUCTION OR DISTRIBUTION OF ANY INVESTMENT DOCUMENT (OR EXHIBIT ATTACHED HERETO), IN WHOLE OR IN PART, OR THE DISCLOSURE OF ITS CONTENTS, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, IS PROHIBITED. ALL RECIPIENTS OF THESE INVESTMENT DOCUMENTS AGREE THEY WILL KEEP CONFIDENTIAL ALL INFORMATION CONTAINED HEREIN AND NOT ALREADY IN THE PUBLIC DOMAIN AND WILL USE THESE INVESTMENT DOCUMENTS FOR THE SOLE PURPOSE OF EVALUATING A POSSIBLE INVESTMENT IN THE COMPANY. BY ACCEPTING THESE INVESTMENT DOCUMENTS, EACH PROSPECTIVE PURCHASER AGREES TO THE FOREGOING.

EACH PROSPECTIVE PURCHASER SHOULD CONDUCT THEIR OWN INVESTIGATION OF THE INVESTMENT DESCRIBED HEREIN, INCLUDING THE MERITS AND RISKS ASSOCIATED WITH, AND THE TAX CONSEQUENCES OF, SUCH INVESTMENT. EACH PROSPECTIVE PURCHASER SHOULD MAKE THEIR OWN INQUIRIES AS TO THE COMPANY, ITS FINANCIAL POSITION, THE TERMS OF THE NOTES (INCLUDING LEGAL, TAX AND RELATED MATTERS) AND, WHEN CONVERTED, THE SHARES IN THE COMPANY INTO WHICH THE NOTES ARE CONVERTIBLE (THE “SHARES”).

EACH PROSPECTIVE PURCHASER ACKNOWLEDGES THAT THEY HAVE BEEN GIVEN THE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS AND ADDITIONAL INFORMATION FROM THE COMPANY AND ITS REPRESENTATIVES CONCERNING THE SALE OF THE NOTES AND OTHER RELEVANT MATTERS. THE COMPANY IS NOT MAKING ANY REPRESENTATION OR WARRANTY TO A PURCHASER REGARDING THE LEGALITY OF AN INVESTMENT IN THE COMPANY BY SUCH PURCHASER OR ABOUT THE INCOME AND OTHER TAX CONSEQUENCES TO THEM OF SUCH AN INVESTMENT.

NEITHER THE NOTES NOR THE SHARES HAVE BEEN APPROVED OR DISAPPROVED BY ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, NOR HAS ANY SUCH AUTHORITY OR COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THESE INVESTMENT DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE NOTES AND THE SHARES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY FOREIGN JURISDICTION. THE NOTES AND THE SHARES WILL BE OFFERED AND SOLD UNDER THE EXEMPTION PROVIDED BY SECTION 4(A)(2) OF THE ACT AND REGULATION D PROMULGATED THEREUNDER AND OTHER EXEMPTIONS OF SIMILAR IMPORT IN THE LAWS OF THE STATES AND OTHER JURISDICTIONS WHERE THE OFFERING WILL BE MADE.

ii

THE NOTES AND THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. IN ADDITION, THE SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED, IN WHOLE OR IN PART, EXCEPT AS PROVIDED IN ANY SHAREHOLDERS AGREEMENT. ACCORDINGLY, INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISK OF AN INVESTMENT IN THE NOTES AND SHARES FOR AN INDEFINITE PERIOD OF TIME. THERE WILL BE NO PUBLIC MARKET FOR THE NOTES AND SHARES, AND THERE IS NO OBLIGATION ON THE PART OF ANY PERSON TO REGISTER THE NOTES OR SHARES UNDER THE ACT OR ANY STATE SECURITIES LAWS. INVESTMENT IN THE NOTES AND THE SHARES INVOLVES CERTAIN SIGNIFICANT INVESTMENT RISKS, INCLUDING RISK OF LOSS OF CAPITAL.

THE COMPANY MAY WITHDRAW, CANCEL OR MODIFY THE OFFERING OF THE NOTES WITHOUT NOTICE. THE NOTES ARE SUBJECT TO THE RIGHT OF THE COMPANY TO REJECT ANY PURCHASER IN WHOLE, OR IN PART, FOR ANY REASON OR NO REASON AT ALL, OR TO ALLOT TO ANY PURCHASER LESS THAN THE AMOUNT OF THE NOTES SUBSCRIBED FOR IN THE PURCHASE AGREEMENT.

THE COMPANY HAS DETERMINED THE OFFERING PRICE FOR THE NOTES (AND UPON CONVERSION, SHARES) ARBITRARILY. THIS PRICE MAY NOT REFLECT THE VALUE OF THE COMPANY’S POTENTIAL EARNINGS OR ANY OTHER RECOGNIZED CRITERIA FOR VALUE.

NEITHER THESE INVESTMENT DOCUMENTS NOR THE EXHIBITS ATTACHED HERETO CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR OTHER JURISDICTION TO ANY PERSON OR ENTITY TO WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE OR JURISDICTION. THE COMPANY RESERVES THE RIGHT TO MODIFY ANY OF THE TERMS OF THE OFFERING AND THE NOTES DESCRIBED HEREIN.

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6% UNSECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

THIS UNSECURED CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of [ ], 2023 by and among Picard Medical, Inc., a Delaware corporation (the “Company”), and the investors identified on Exhibit A attached hereto (each a “Purchaser” and together, the “Purchasers”). “Parties” shall mean the Company and the Purchasers, and each may be individually referred to in this Agreement as a “Party.”

WHEREAS, the Company seeks to raise a maximum of $3,000,000.00 (the “Maximum Aggregate Principal”), in cash through an offering of Notes (as defined below);

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Agreement to Sell and Purchase.

1.1 Sale and Issuance of Notes. Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and covenants contained herein, at the Initial Closing (as defined below), (a) each Purchaser agrees to lend to the Company, and (b) the Company agrees to borrow from such Purchaser, the amount set forth opposite such Purchaser’s name on Exhibit A attached hereto and the Company agrees to issue and deliver an unsecured convertible note in the form attached hereto as Exhibit B (each a “Note” and collectively, the “Notes”) to each such Purchaser in such amount. The Notes issued pursuant to this Section 1 shall be convertible into shares of common stock of the Company under the terms and conditions provided in the Notes (the “Conversion Shares”). The Company’s agreement with each Purchaser is a separate agreement, and the sale and issuance of each Note to each Purchaser is a separate sale and issuance. Each Purchaser shall, upon signing this Agreement, pay to the Company the full amount of the funds owed by Purchaser (as set forth on the signature page and Exhibit A) in cash by either check or wire transfer of immediately available funds as set forth on the cover page of this Agreement.

1.2 Closings, Delivery and Payment.

(a) Initial Closing. The initial purchase and sale of each Note shall take place remotely via the exchange of documents and signatures as soon as practicable following the date on which the last of the conditions set forth in Sections 4 and 5 is fulfilled or waived in accordance with this Agreement, or at such other time or place as the Company determines in its sole discretion (such initial purchase and sale is hereinafter referred to as the “Initial Closing”).

(b) If less than the Maximum Aggregate Principal of Notes are sold and issued at the Initial Closing, then, subject to the terms and conditions of this Agreement, the Company may sell and issue at one or more subsequent closings (each, a “Subsequent Closing” and the Initial Closing and each Subsequent Closing is a “Closing”), until July 31, 2023 (the “Outside Date”), additional Notes up to the Maximum Aggregate Principal amount to such persons or entities as may be approved by the Company in its sole discretion. Any such sale and issuance in a Subsequent Closing shall be on the same terms and conditions as those contained herein, and such persons or entities shall, upon execution and delivery of the relevant signature pages, become parties to, and be bound by, this Agreement, without the need for an amendment except to add such person’s or entity’s name to the appropriate exhibit, and shall have the rights and obligations hereunder and thereunder, in each case as of the date applicable to such Subsequent Closing. Each Subsequent Closing shall take place at such date, time and place as shall be approved by the Company in its sole discretion. Immediately after each Closing, Exhibit A will be amended to list the Purchasers hereunder and the principal of the Note issued to each Purchaser hereunder at each such Closing. Upon request, the Company will furnish to each Purchaser copies of the amendments to Exhibit A referred to in the preceding sentence.

(c) Delivery; Payment. At each Closing, the Company shall cause the books and records of the Company to reflect the amount of Notes being purchased by each Purchaser at such Closing upon the payment of funds or release of funds held in trust.

1.3 Use of Proceeds. The Company will use the net proceeds (net of transaction fees and expenses incurred by the Company) from the sale of the Notes for general corporate purposes, working capital, research and development, and other business expenses, including, without limitation those that may be incurred in pursuing additional equity financing.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser as follows:

2.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its material properties and assets as presently conducted and as proposed to be conducted. The Company is duly qualified, is authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its activities or of its properties (either owned or leased) makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the Company’s financial condition or business as now conducted (a “Material Adverse Effect”).

2.2 Conversion Shares. The Conversion Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Purchasers; provided, however, that the Conversion Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein.

2.3 Authorization. All corporate action required to be taken by the Company’s Board of Directors in order to authorize the Company to enter into this Agreement and to issue each Note has been taken or will be taken prior to the Initial Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 3 hereof, the offer, sale and issuance of the Notes and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

3. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company that:

3.1 Authorization. Such Purchaser has full power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of the Purchaser’s obligations under this Agreement, has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by such Purchaser, will constitute a valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2 Purchase Entirely for Own Account. This Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Company that the Note to be acquired by such Purchaser will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third party with respect to the Note or Conversion Shares. Such Purchaser has not been formed for the specific purpose of acquiring the Note.

3.3 Diligence Review. The Purchaser acknowledges that it has completed its diligence review of the Company. The Purchaser acknowledges that the burden to conduct an investigation of the Company lies solely with the Purchaser, and represents and warrants that the Purchaser has reviewed and had access to all items and materials that the Purchaser desires to review as part of its diligence review, as well as the opportunity to ask questions of, and receive answers from, the officers of the Company concerning this Agreement, the Note, the exhibits and schedules attached hereto and thereto and the transactions contemplated by this Agreement, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. Such Purchaser believes that it has received all the information such Purchaser considers necessary or appropriate for deciding whether to lend to the Company the principal amount of the Note and to acquire the Conversion Shares. Such Purchaser understands that such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects but were not necessarily a thorough or exhaustive description. Such Purchaser acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary substantially from actual results and that Purchaser shall have no claim against the Company or any Person acting on behalf of the Company with respect thereto. Such Purchaser also acknowledges that it is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

3.4 Transfer Restrictions; Conversion Shares Rights and Obligations. Such Purchaser understands and agrees that the Conversion Shares will be subject to certain rights, restrictions (including transfer restrictions), obligations, terms and conditions under the Company’s organizational documents and certain agreements among the stockholders of the Company (the “Investment Documents”), and that Purchaser has had an opportunity to request such Investment Documents and as ask questions regarding such Investment Documents. Each Purchaser further agrees and acknowledges that such Purchaser is purchasing the Notes hereunder in advance of a contemplated business combination with a special purpose acquisition company, including with Altitude Acquisition Corp (a “SPAC Transaction”) by the Company, and, in connection with such SPAC Transaction, the Company’s Investment Documents will be reasonably amended and restated through a process of negotiation between the Company, the investors, and the Purchasers, which process will determine the specific rights, restrictions, obligations, terms and conditions applicable to the Conversion Shares.

3.5 [Reserved]

3.6 Speculative Nature of Investment. Such Purchaser understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. Such Purchaser can bear the economic risk of such Purchaser’s investment and is able, without impairing such Purchaser’s financial condition, to hold the Note and the Conversion Shares for an indefinite period of time and to suffer a complete loss of such Purchaser’s investment.

3.7 Restricted Securities. Such Purchaser understands that the Note has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein. Such Purchaser understands that the Note constitutes a “restricted security” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Purchaser must hold the Note indefinitely unless it is registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Purchaser acknowledges that the Company has no obligation to register or qualify the Note or the Conversion Shares for resale. Such Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Note, and on requirements relating to the Company which are outside of such Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.8 No Public Market. Such Purchaser understands and acknowledges that no public market now exists for any of the securities issued or to be issued by the Company, and that the Company has made no assurances that a public market will ever exist for any of the Company’s securities.

3.9 Tax Advisors. Such Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment, or the transactions contemplated by this Agreement.

3.10 Legal Advisors. Such Purchaser has been given adequate time to consult with its own legal counsel regarding the Company, this Agreement, the Note, and the Conversion Shares.

3.11 Residency. The residency of the Purchaser (or in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on Exhibit A.

3.12 Restrictive Legends. Such Purchaser understands that the Note and the Conversion Shares (whether certificated or not), shall bear any restrictive legends which the Company reasonably determines are appropriate, substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY UNITED STATES SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE ENCUMBERED OR DISPOSED OF (A “TRANSFER”) EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT PURSUANT TO REGULATIONS PROMULGATED THEREUNDER AND UNDER ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

3.13 Accredited Investor. Such Purchaser is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. Such Purchaser submitted an accredited investor questionnaire to the Company.

3.14 Foreign Investors. If Purchaser is not a United States person (as defined by Rule 902(k) under the Securities Act), Purchaser hereby represents that he has satisfied itself as to the full observance of the laws of its jurisdiction in connection with subscription for the Note subscribed for by Purchaser and the Conversion Shares associated therewith, or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Note and Conversion Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such Note or Conversion Shares. Purchaser’s subscription and payment for, and his, her or its continued beneficial ownership of such Note or Conversion Shares, will not violate any applicable securities or other laws of Purchaser’s jurisdiction. Purchaser also hereby represents that Purchaser is not a “10-percent shareholder” as defined in Section 871(h) of the Internal Revenue Code of 1986, as amended.

4. Conditions to each Purchaser’s Obligations at each Closing. The obligation of each Purchaser to acquire the Note at each Closing is subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived by such Purchaser:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects, in each case, as of the date of such Closing (except to the extent such representations and warranties expressly relate to a different date, in which case such representations and warranties shall be true and correct as of such date).

4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

5. Conditions of the Company’s Obligations at each Closing. The obligation of the Company to issue the Notes to each Purchaser at each Closing is subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

5.1 Representations and Warranties. The representations and warranties of such Purchaser contained in Section 3 shall be true and correct in all material respects, in each case, as of the date of such Closing (except to the extent such representations and warranties expressly relate to a different date, in which case such representations and warranties shall be true and correct as of such date).

5.2 Performance. Each Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

5.3 Compliance with Securities Law. The Company shall be satisfied that the offer and sale of the Notes and the Conversion Shares shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by the Company of all necessary blue-sky law permits and qualifications required by any state, if any).

6. Termination.

6.1 This Agreement may be terminated at any time prior to the date of the Initial Closing:

(a) By written notice by the Purchaser or the Company to the other party;

(b) By the Purchaser or the Company, if any judgment shall have been enacted, entered, promulgated or enforced which prohibits or enjoins the consummation of the sale and purchase of the Note to be sold by the Company and such judgment is or shall have become final and non-appealable;

(c) By the Purchaser, if any of the conditions set forth in Section 4 becomes incapable of satisfaction; or

(d) By the Company, if any of the conditions set forth in Section 5 becomes incapable of satisfaction.

6.2 Effects of Termination. In the event of termination of this Agreement pursuant to Section 6.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Company or Purchaser or their respective officers, directors, stockholders or affiliates.

7. Miscellaneous.

7.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. Venue shall be the state and federal courts of Delaware.

7.3 Counterparts; Facsimile. This Agreement may be executed and delivered by electronic signature, facsimile or scan/e-mail signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the Party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their address as set forth immediately below, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.5:

(a) if to the Company, to:

4 Palo Alto Sq., Suite 200, Palo Alto, CA 94025

Attention: Richard Fang

Email: fang@syncardia.com

(b) if to any Purchaser, to the address(es) set forth with respect to such Purchaser on Exhibit A hereto.

7.6 Amendments and Waivers. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Purchasers holding a majority of the outstanding principal amount of the Notes; provided, however, that Purchasers purchasing Notes in a Closing after the Initial Closing may become parties to this Agreement in accordance with Section 1.2(b) without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Purchaser. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted or exchanged or for which such securities have been exercised) and each future holder of all such securities. Each Purchaser acknowledges that by the operation of this paragraph, the holders of a majority of the outstanding Principal amount of the Notes issued pursuant to this Agreement will have the right and power to diminish or eliminate all rights of such Purchaser under this Agreement.

7.7 Expenses. Each Party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

7.8 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non- defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.10 Entire Agreement. This Agreement (including all schedules and exhibits hereto) constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties are expressly canceled.

* * * * * *

IN WITNESS WHEREOF, the Parties have executed this Convertible Note Purchase Agreement as of the date first written above.

COMPANY:

PICARD MEDICAL, INC.

By:
Name:	Richard Fang
Title:	Chief Executive Officer

[Signature Page to Convertible Note Purchase Agreement]

IN WITNESS WHEREOF, the Parties have executed this Convertible Note Purchase Agreement as of the date first written above.

PURCHASER:

By:
Name:

Address:

Email:

Amount paid by Purchaser to the Company for the Note:

$

[Signature Page to Convertible Note Purchase Agreement]

EXHIBIT A

SCHEDULE OF PURCHASERS

Initial Closing – [   ], 2023

Name	Address	Principal Amount of Note ($)

Total

A-1

EXHIBIT B

NOTE

See attached.

B-1

THIS NOTE AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO PICARD MEDICAL, INC. AT THE FOLLOWING ADDRESS: 4 PALO ALTO SW. STE 200, PALO ALTO, CA 94025.

6.00% UNSECURED CONVERTIBLE NOTE

DUE [   ], 2025

No. [ ]	Date of Issuance:
US $[ ]	[ ], 2023

FOR VALUE RECEIVED, Picard Medical, Inc., a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of [ ] (the “Holder”) the aggregate principal sum of US $[ ] (the “Principal Amount”), together with interest on the unpaid principal balance of this Convertible Note (this “Note”) at a rate equal to six percent (6%) (computed on the basis of the actual number of days elapsed in a 360-day year) per annum (the “Interest Rate”). Interest shall accrue from the date hereof and shall continue to accrue on the outstanding principal balance of this Note until the Maturity Date (defined below), unless earlier paid in full or converted as provided herein. Except as expressly provided herein, all payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to the account specified by the Holder.

This Note is one of a series of convertible notes issued by the Company (the “Notes”) to investors (collectively with the Holder, the “Holders”) with identical terms and on the same form as set forth herein (except that the holder, principal amount and date of issuance may differ in each Note) pursuant to the terms of that certain Convertible Note Purchase Agreement, dated [ ], 2023, by and among the Company and each Holder. The maximum principal amount of all of the Notes shall not exceed, in the aggregate, $3,000,000.00.

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If the Holder obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) of principal, interest or other amount with respect to this Note in excess of the Holder’s pro rata share of such payments obtained by all of the Holders, then, by acceptance of this Note, the Holder agrees to distribute such excess to the other Holders in amounts sufficient (to the extent such excess permits) to cause all of the Holders to receive their respective pro rata shares of any payment of principal, interest or other amount with respect to the Notes.

The Holder hereby appoints and authorizes any combination of the Holders who, collectively, comprise the Holders of at least 50% of the outstanding principal under all of the Notes (together, the “Requisite Holders”) to take all actions and exercise all rights on the Holder’s behalf under this Note, in the sole and absolute discretion of the Requisite Holders, without the requirement of receiving consent from the Holder, but with the requirement of delivering written notice to the Company and to the Holders in accordance with the provisions of Section 10 hereof at least five (5) days prior to the taking of any such action or the exercise of any such right, except that the Requisite Holders shall not, without the Holder’s prior written consent, (a) exercise any such right as to the Holder which would increase or decrease the Principal Amount or the Interest Rate or (b) exercise any such right as to the Holder in a way that has a disproportionate adverse impact on such Holder relative to other Holders. In no event shall any interest charged, collected, or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Holders as a payment of principal.

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated. All capitalized terms not defined herein shall have the meanings given to them in the Convertible Note Purchase Agreement, dated as of [ ], 2023 (the “Purchase Agreement”):

(a) “Affiliate” means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

(b) “Maturity Date” means [ ], 2025, unless extended pursuant to Section 7 below.

(c) “Outstanding Balance” means all outstanding principal under the Note and any accrued and unpaid interest thereon.

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(d) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

(e) “SPAC Transaction” has the meaning set forth in the Purchase Agreement.

2. Transfer. This Note is transferable and assignable by the Holder to any non- Affiliate with the written consent of the Company in its sole discretion and to any Affiliate with the written consent of the Company, which shall not be unreasonably withheld, and after receipt by Company of a legal opinion satisfactory to the Company that such transaction does not require registration under the Securities Act and is compliant with applicable securities laws. The Company agrees to issue from time to time a replacement Note in the form hereof to facilitate such approved transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.

3. Payment of Principal and Interest; Prepayment.

(a) The aggregate unpaid principal amount of this Note, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on the Maturity Date.

(b) Except as otherwise provided herein, the outstanding principal amount of this Note shall bear interest at the Interest Rate, accruing daily from the Date of Issuance until this Note is converted or paid in full, whether at maturity, upon acceleration, by prepayment or otherwise, unless earlier converted pursuant to Section 4 below.

(c) The Company shall not prepay all or any portion of the principal amount or accrued but unpaid interest on this Note without the prior written consent of the Holder.

4. Conversion.

(a) SPAC Transaction. One day prior to the closing of a SPAC Transaction which occurs prior to the repayment of this Note and in which the Holder, if required, enters into, executes and delivers to the Company all transaction documents entered into by other Company stockholders in connection with such SPAC Transaction, the Outstanding Balance shall be automatically converted, in whole and not in part, without any further action on the part of the Company or the Holder, into Common Stock of the Company at a conversion price equal to the product given by (x) the Outstanding Balance of this Note, divided by (y) 7.0414 (the “Conversion Rate”).

(b) Maturity. In the event that a SPAC Transaction has not occurred prior to the Maturity Date, on the Maturity Date, the Outstanding Balance shall be automatically converted, in whole and not in part, without any further action on the part of the Company or the Holder, into Common Stock of the Company at the Conversion Rate.

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(c) If the Outstanding Balance is converted in full pursuant to Section 4(a) or 4(b), then such principal and interest shall be deemed to have been paid in full by the Company on the date of such conversion.

(d) Conversion Mechanics. In connection with conversion of the Note pursuant to Section 4(a) or 4(b), the Holder shall surrender the Note, duly endorsed without recourse, representation or warranty. In connection with conversion of the Note pursuant to Section 4(a) or 4(b) above, the Holder hereby agrees to execute and deliver to the Company all commercially reasonable transaction documents entered into by other stockholders in connection with such SPAC Transaction, or as otherwise required by the Company, with customary representations and warranties and transfer restrictions (including, without limitation, a 12-month lock-up agreement, if required under the transaction documents in connection with such SPAC Transaction).

(e) No Fractional Shares. No fractional equity securities shall be issued upon conversion of this Note and any fractional shares calculated shall be rounded down for calculating the number of shares of Common Stock to be issued upon conversion of this Note. Upon conversion of this Note in full and the payment of the amounts specified in this Note, the Company shall be released from all of its obligations and liabilities under this Note.

(f) Payment Process. All payments to be made by the Company shall be made without set-off, recoupment or counterclaim and free and clear of and without any deduction of any kind for any taxes, levies, fees, deductions, withholdings, restrictions or conditions of any nature.

5. Event of Default.

The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

(a) the failure of the Company to make any payment of principal or interest on this Note when due, whether at maturity, upon acceleration or otherwise;

(b) (i) the Company makes a determination to discontinue (or does cease to conduct) business, makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; (ii) an order, judgment or decree is entered adjudicating the Company as bankrupt or insolvent; (iii) any order for relief with respect to the Company is entered under the U.S. Bankruptcy Code or any other applicable bankruptcy or insolvency law; (iv) the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company or a Subsidiary commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or (v) any such petition or application in (iv) above is filed, or any such proceeding is commenced, against the Company and either (x) the Company by any act indicates its approval thereof, consents thereto or acquiesces therein or (y) such petition, application or proceeding is not dismissed within sixty (60) days; or

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(c) unless waived by the Requisite Holders, if the Company fails to observe or perform in any material respect any of its covenants contained in the Note and such failure continues for more than sixty (60) days after delivery of written notice thereof.

Upon the occurrence of any Event of Default, the Outstanding Balance under this Note shall become due and payable immediately in full unless Requisite Holders elect to have the Outstanding Balance paid in 12 equal monthly cash payments (plus interest). Upon the occurrence of any Event of Default, the Requisite Holders may pursue any available remedy, whether at law or in equity, including, without limitation, exercising its rights under this Note. If an Event of Default occurs, the Company shall pay to the Holder the reasonable attorneys’ fees and disbursement and all other reasonable out-of- pocket costs incurred by the Holder in order to collect amounts due and owing under this Note or otherwise to enforce the Holder’s rights and remedies hereunder.

6. Subordination.

(a) Payment Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of the Senior Indebtedness (as defined below). “Senior Indebtedness” means, unless expressly subordinated to, or made on a pari passu basis with, the amounts due under the Notes, the principal of, unpaid interest on, and fees, expenses, costs and other amounts due in connection with (i) indebtedness of the Company to banks or commercial finance or other lending institutions regularly engaged in the business of lending money, whether or not secured (collectively, “Bank Indebtedness”), and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for Bank Indebtedness or any indebtedness arising from the satisfaction of Bank Indebtedness by a guarantor.

(b) No Impairment. Nothing in this Section 6 is intended to impair, as between the Company, its creditors (other than the holders of Senior Indebtedness) and Holder, the unconditional and absolute obligation of the Company to pay the Outstanding Balance or affect the relative rights of Holder and the other creditors of the Company (other than the holders of Senior Indebtedness). Nothing in this Note shall prevent Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, of the holders of Senior Indebtedness with respect to the Company’s cash, property or securities received upon the exercise of any such remedy.

7. Amendments. Any term of this Note may be amended, modified (including to change the applicable conversion price or to cause the Note to be prepayable) or waived upon the written consent of the Company, on the one hand, and the Requisite Holders, on the other hand; provided however, that Sections 6, 7, 8, 10, 11 and 12 may not be amended or waived without written consent of the Holder. No such waiver or consent in any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

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8. No Rights as a Stockholder. This Note does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

9. Waivers. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance, and enforcement of this Note.

10. Governing Law. This Note shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

11. Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Holder at the address or e-mail address set forth on the signature page of this Note or at such other place as may be designated by the Holder in writing to the Company in accordance with the provisions of this Section 11, and to the Company at the Company’s principal place of business or to an address as subsequently modified by written notice in accordance with the provisions of this Section 11.

12. Successors and Assigns. This Note shall be binding upon the successors or assigns of the Company and shall inure to the benefit of the successors and permitted assigns of the Holder.

13. Tax Treatment. The Company and the Holder agree to treat the Notes as debt of the Company for U.S. federal, state and local tax purposes unless required otherwise by applicable law or administrative determination.

14. Counterparts. This Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000), and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed this Convertible Note as of the date first above written.

PICARD MEDICAL, INC.

By:
	Name:	Richard Fang
	Title:	Chief Executive Officer

AGREED TO AND ACCEPTED:

HOLDER:

By:
Name:
Address:

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